UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2019 (December 27, 2018)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 108

Miami, FL 33127
(Address of principal executive offices, including zip code)

(786) 675-5246
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)  On December 31, 2018, Andrew DeFrancesco, a director of Cool Holdings, Inc. (the "Company") resigned as a member of its board of directors (the “Board”). Mr. DeFrancesco was a member of the Company's Audit Committee at the time of his resignation. Mr. DeFrancesco’s resignation reduced the number of directors currently serving on the Company's Audit Committee to 1, rendering the Company noncompliant with NASDAQ Listing Rule 5605(c)(2) of the listing rules of The NASDAQ Stock Market LLC ("Nasdaq"), which requires that the Audit Committee of a Nasdaq-listed company have at least three members, each meeting independence and certain other criteria.

On January 2, 2019, the Company advised Nasdaq of Mr. DeFrancesco’s resignation, its consequences with regard to compliance with NASDAQ Listing Rule 5605(c)(2) and the Company's intention to regain compliance in a timely manner.

The Company expects to regain compliance with such rule by filling Mr. DeFrancesco’s vacancy on the Audit Committee with a new independent director who satisfies the applicable requirements of the Nasdaq Listing Rules.

Item 4.01.   Changes in Registrant’s Certifying Accountant.

(a) Resignation of independent registered public accounting firm.

Effective December 27, 2018 (the “Effective Resignation Date”), MNP LLP (“MNP”) resigned as the independent registered public accounting firm for the Company.

The report of MNP on the financial statements of Cooltech Holding Corp. (a business acquired by the Company) for the fiscal years ended December 31, 2017 and 2016, did not contain an adverse or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

From March 27, 2018 through the Effective Resignation Date, the period during which MNP was engaged as the Company’s independent registered public accounting firm, there were (i) no disagreements between the Company and MNP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of MNP, would have caused MNP to make reference thereto in their reports on the consolidated financial statements or such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided MNP with a copy of this Form 8-K and requested that MNP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MNP agrees with the above statements. A copy of such letter, dated January 2, 2019 is attached as Exhibit 16.1.

(b) Engagement of new independent registered public accounting firm.

On December 27, 2018 the Audit Committee of the Board of Directors approved the appointment of Kaufman Rossin & Co. (“KR”) as the Company’s independent registered public accounting firm to replace MNP.

During the two most recent fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through December 27, 2018, the Company has not consulted with KR regarding any of: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the two most recent fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through December 27, 2018, no written report or oral advice was provided by KR to the Company that KR considered was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2018, Andrew DeFrancesco resigned as a member of the Board.  The resignation was due to other obligations of Mr. DeFrancesco, and not the result of a disagreement regarding the Company’s operations, policies or procedures. It is expected that Mr. DeFrancesco will remain actively involved with the Company in his role as a shareholder. The Board has begun a search for his replacement on the Board.

In connection with the resignation of Mr. DeFrancesco, the Board has appointed Mauricio Diaz, a current director and Chief Executive Officer of the Company, as the Chairman of the Board.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
16.1	Letter from MNP LLP dated January 2, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.

Date:	January 2, 2019	By:	/s/ Alfredo Carrasco
Alfredo Carrasco
Chief Financial Officer